Exhibit 99.3

Contacts:

W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
METRETEK TECHNOLOGIES’ SUBSIDIARY REPORTS
MINOR DAMAGE FROM HURRICANE KATRINA
DENVER — Sept. 2, 2005 — Metretek Technologies, Inc. (Amex: MEK) said today that its Southern Flow subsidiary has reported minor damage from Hurricane Katrina to its Belle Chasse division offices located in the New Orleans metro area. All Belle Chase Division employees have been accounted for and the Company is actively pursuing efforts to assist those employees that have experienced personal losses and hardship.
The Belle Chasse division provides services to customers with production facilities that were in the direct path of Hurricane Katrina. The Company is in the process of assessing the effects, both short- and long-term, on its operations that may occur as a result of customers curtailing services pending repair of damaged production facilities.
Based on currently available information, and with the expectation that normal operations in this division will be restored by early 2006, the Company believes that the effect of Hurricane Katrina on its consolidated operations will not be significant, with a worst-case estimate of a reduction of approximately $250,000 in net income, or approximately $0.02 per basic share, for the remainder of 2005. However, details remain sketchy and a fuller assessment is not expected to be completed for at least several weeks.
Absent any effects from Hurricane Katrina, the Company is reaffirming its previously announced expectation that 2005 revenues will be in the range of $41 million to $42 million, with net income (from continuing operations) of approximately $3.0 million, or approximately $0.25 per basic share.
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
All forward-looking statements contained in this release, including statements concerning the likely worst-case effect of Hurricane Katrina on the Company’s operations, as well as the timing of the Belle Chasse division’s return to normal operations, are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management and statements of assumptions underlying the foregoing, and are often, but not always, identified by words such as “may,” “expect,” “will,” “believe,” “optimistic,” “anticipate” and similar terminology. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements, including, but not limited to, PowerSecure’s ability to develop and market its products and services and to deliver anticipated benefits to its customers; changes in the energy industry in general and the natural gas and electricity markets in particular; the effects of competition; the ability of PowerSecure to secure and maintain key contracts and relationships; general economic, market and business conditions; and other factors, risks and uncertainties described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Form 10-K and Form 10-Q and subsequently filed Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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